Exhibit 99.1

Pineapple Financial Inc. Announces 20.43 Percent Revenue Growth in Fiscal 2024 Third Quarter Ended May 31, 2024

TORONTO, July 15, 2024 – Pineapple Financial Inc. (NYSE American: PAPL), a leading tech-focused mortgage firm with an integrated network of partner brokerages and agents across Canada, today announced that, for its third 2024 fiscal quarter ended May 31, 2024, the company achieved revenue of $736,448, a 20.43 percent increase as compared to revenue of $603,231 for its fiscal 2023 third quarter ended May 31, 2023.

Pineapple generated $377.64 million in residential mortgage loans in Q3 fiscal 2024, compared to $307.73 million in Q3 fiscal 2023, representing an increase of $69.91 million, or 22.72 percent.

Selling, general and administrative expenses during the three months ended May 31, 2024, were $491,666, a 29.62 percent decrease as compared to SG&A expenses of $698,568 during the corresponding period in 2023. This decrease was due to the absence of expenses incurred last year for the preparation of our IPO. The company had a net loss of $848,605, or $(0.12) per share, in fiscal Q3 2024, a 4.99 percent increase on the net loss of $808,234, or $(0.13) per share, in the corresponding quarter in fiscal 2023.

For the first nine months of fiscal 2024, which ended May 31, 2024, the company had revenue of $1,971,377, a 1.73 percent improvement on revenue of $1,937,923 achieved in the first nine months of fiscal 2023.

The company generated $1,083.771 million in residential mortgage loans in the first nine months of fiscal 2024 compared to $966.531 million in the corresponding period of fiscal 2023, representing an increase of $117.24 million, or 12.13 percent.

SG&A expenses in the first nine months of fiscal 2024 were $1,545,900, a 4.41 percent decrease compared to SG&A expenses of $1,617,231 during the first nine months of fiscal 2023. Pineapple had a net loss of $2,379,444, or $(0.37) per share, in the first nine months of FY 2024, compared to a net loss of $2,211,981, or $(0.35) per share, during the same period in FY2023.

The company’s cash position on May 31, 2024, was $1,052,207, a decrease of $645,296 compared to a cash position on August 31, 2023, of $1,697,503.

Weighted average common shares outstanding were 7,181,978 on May 31, 2024, and 6,306,979 on May 31, 2023.

“We are very gratified by our 2024 third-quarter fiscal results,” said co-founder and chief executive officer Shubha Dasgupta. “This quarter saw positive movement in the right direction from both macroeconomic and business perspectives. Although the real estate market across the country has faced challenges, positive signs have begun to emerge. The Bank of Canada has started reducing interest rates, fixed mortgage rates have dropped, and we are seeing more supply coming onto the market. Additionally, policy changes such as the introduction of 30-year amortizations for first-time homebuyers indicate a focus on helping younger Canadians enter the housing market.

From a business perspective, we have continued to grow, even in challenging markets, which is a testament to our resilience and effectiveness as a business and a platform for hundreds of brokers across the country. We have launched a variety of new technology products to increase revenue and decrease costs, participated in numerous conferences, and continued to expand into new markets and add new offices this quarter.

“We are exceptionally pleased with the significant strides we’ve made this quarter,” said co-founder and chief executive officer Shubha Dasgupta. “The new technology products we’ve launched are driving both increased revenue and reduced costs, demonstrating our commitment to innovation and efficiency. Our participation in numerous conferences and ongoing expansion into new markets highlight our relentless pursuit of growth. As the Canadian real estate market shows signs of recovery, we are poised to capitalize on these favourable conditions and continue our upward trajectory, delivering robust results for our stakeholders.”

Pineapple Financial Inc.

Condensed Interim Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

For the three month and nine month periods ended May 31, 2024

(Expressed in US Dollars)

	Three months ended		Nine months ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
For the period ended	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$736,448	603,231	$1,971,377	1,937,923

Expenses
Selling, general and administrative	491,666	698,568	1,545,900	1,617,231
Advertising and Marketing	265,395	169,655	648,197	824,395
Salaries, wages and benefits	593,202	552,819	1,825,786	1,827,369
Interest expense and bank charges	40,373	18,689	42,825	58,079
Depreciation	220,190	91,554	535,575	302,529
Share-based compensation	-	(67)	-	32,974
Government Incentive	21,770	(119,753)	(176,326)	(512,673)
Total expenses	$1,632,596	1,411,465	$4,421,957	4,149,904

Loss from operations	(896,148)	(808,234)	(2,450,580)	(2,211,981)
Foreign exchange gain (loss)	-	-	10,751	-
Gain (loss) on change in fair value of warrant liability	29,479	-	42,251	-
Gain (loss) on change in fair value of conversion feature liability	18,064	-	18,134	-
Loss before income taxes	$(848,605)	(808,234)	$(2,379,444)	(2,211,981)

Net loss	$(848,605)	(808,234)	$(2,379,444)	(2,211,981)
Foreign currency translation adjustment	(41,676)	(3,658)	(62,666)	(131,420)

Net loss and comprehensive loss	$(890,281)	(811,892)	$(2,442,110)	(2,343,401)

Loss per share - basic and diluted ($)	(0.12)	(0.13)	(0.37)	(0.35)

Weighted average number of common shares outstanding - basic and diluted	7,181,978	6,306,979	7,181,978	6,306,979

About Pineapple Financial Inc.

Pineapple Financial Inc. is an award-winning fintech and leading Canadian mortgage brokerage network, focusing on both the long-term success of agents and brokerages, as well as the overall experience of homeowners. With approximately 700 brokers within the network, Pineapple creates cutting-edge cloud-based tools and AI-driven systems to enable its brokers to help Canadians realize their dream of owning a home. Pineapple is active within the community and is proud to sponsor charities across Canada to improve the lives of fellow Canadians.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company’s proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

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Facebook: Pineapple Mortgage

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Related Links:

https://gopineapple.com

http://empoweredbypineapple.com

Media Contact:

For media inquiries, please contact Alexandria Guo, Marketing Manager at Pineapple

Email: alexandria@gopineapple.com

Investor Relations Contact:

For investor relations inquiries, please contact Shubha Dasgupta, Chief Executive Officer, at Pineapple

Email: shubha@gopineapple.com

Phone: +1 (416) 669-2046